EXHIBIT 10.6.5

PAR PHARMACEUTICAL COMPANIES, INC.

TERMS OF EXECUTIVE RETENTION RESTRICTED SHARES AWARD

As Amended and Restated Effective November 18, 2008

This document sets forth the terms of the award of Restricted Shares (as defined in Section 1.1 below) granted by PAR PHARMACEUTICAL COMPANIES, INC. (the “Company”) pursuant to a Certificate of Restricted Shares (the “Certificate”) displayed at the website of Smith Barney Benefits Access®.  These Terms of Executive Retention Restricted Shares Award were initially approved by the Board of Directors of the Company to be effective November 18, 2008.  The Terms of Executive Retention Restricted Share Awards as set forth herein are a complete restatement of the original terms and are deemed effective as of November 18, 2008 upon acceptance of these Terms by the holder of such Award (such acceptance being either in writing or by electronic acceptance through the Smith Barney website).  The Certificate, which specifies the person to whom the Restricted Shares have been awarded (the “Participant”), other specific details of the award, and the electronic acceptance of the Certificate and these Terms at the website of Smith Barney, are incorporated herein by reference.

WHEREAS, the Board of Directors (the “Board”) of the Company has authorized and approved the Par Pharmaceutical Companies, Inc. 2004 Performance Equity Plan (the “Plan”), which has been approved by the stockholders of the Company;

WHEREAS, the Plan, in part, provides for the grant of Restricted Shares to certain employees of the Company and any Subsidiary of the Company;

WHEREAS, pursuant to the Plan, the Committee has approved an award to the Participant of Restricted Shares, designated in the Certificate, on the terms and conditions set forth in the Plan and in these Terms of Executive Retention Restricted Shares Award.  Capitalized terms used but not defined in these Terms shall have the meanings set forth in the Plan.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.

RESTRICTED SHARES

1.1

Grant of Restricted Shares.

(a)

Subject to the terms and conditions hereinafter set forth and set forth in the Plan, the Company grants as of the date of grant specified on the Certificate (the “Date of Grant”) to the Participant shares of its common stock, par value $.01 per share (“Common Stock”), specified on the Certificate, and subject to the restrictions set forth in Section 1.2 of these Terms, the terms and conditions of the Plan and the other terms and conditions contained in these Terms

(the “Restricted Shares”).  If and when the restrictions set forth in Section 1.2 expire in accordance with these Terms, and upon the satisfaction of all other applicable conditions as to the Restricted Shares, such shares not forfeited pursuant to Section 1.4 hereof shall no longer be considered Restricted Shares for purposes of these Terms.

(b)

As soon as practicable after the Date of Grant, the Company shall direct that a stock certificate or certificates representing the applicable Restricted Shares be registered in the name of, and issued to, the Participant.  Such certificate or certificates shall be held in the custody of the Company or its designee until such Shares have vested (or such applicable portion of the Shares as may become vested) in accordance with the schedule in Section 1.3(a).  On or before the date of acceptance of these Terms, the Participant has delivered to the Company one or more stock powers endorsed in blank relating to the Restricted Shares.

(c)

Each certificate for the Restricted Shares shall bear the following legend (the “Legend”):

The ownership and transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Par Pharmaceutical Companies, Inc. 2004 Performance Equity Plan and the associated Terms of Executive Retention Restricted Shares Award entered into between the registered owner and Par Pharmaceutical Companies, Inc.  Copies of such Plan and Terms are on file in the executive offices of Par Pharmaceutical Companies, Inc., 300 Tice Boulevard, Woodcliff Lake, NJ 07677.

In addition, the stock certificate or certificates for the Restricted Shares shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Stock is then listed, and any applicable federal or state securities law, and the Company may cause a legend or legends to be placed on such certificate or certificates to make appropriate reference to such restrictions.

(d)

As soon as administratively practicable following the vesting of all or any portion of the Restricted Shares, and upon the satisfaction of all other applicable conditions as to such vested Restricted Shares, including the payment by the Participant of all applicable withholding taxes, the Company shall deliver or cause to be delivered to the Participant a certificate or certificates for the applicable vested Restricted Shares that shall not bear the Legend.

1.2

Restrictions.

(a)

Beginning with the Date of Grant, the Participant shall have all rights and privileges of a stockholder as to the Restricted Shares, including the right to vote and receive dividends or other distributions with respect to the Restricted Shares, except that the following restrictions shall apply:

(i)  the Participant shall not be entitled to delivery of the certificate or certificates for the Restricted Shares until such Restricted Shares are deemed vested in accordance with the schedule in Section 1.3(a), and are not otherwise forfeited pursuant to Section 1.4 hereof and upon the satisfaction of all other applicable conditions;

(ii)  none of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the date such Restricted Shares are deemed vested in accordance with the schedule in Section 1.3(a), except as provided in Section 8.3 of the Plan or as otherwise permitted by the Committee in its sole discretion or pursuant to rules adopted by the Committee in accordance with the Plan;

(iii)  all shares of Common Stock distributed as a dividend or distribution, if any, with respect to the Restricted Shares prior to the date such Restricted Shares are deemed vested in accordance with the schedule in Section 1.3(a) shall be delivered to and held by the Company and subject to the same restrictions as the related Restricted Shares until the vesting of such Restricted Shares, and subject to the satisfaction of all other applicable conditions; and

(iv)  all of the Restricted Shares shall be subject to forfeiture on the terms and conditions set forth in Section 1.4 hereof; if forfeited, the Restricted Shares shall be returned to the Company and all rights of the Participant with respect to the Restricted Shares shall terminate in their entirety on the terms and conditions set forth in Section 1.4 hereof.

(b)

Any attempt to dispose of Restricted Shares or any interest in the Restricted Shares in a manner contrary to the restrictions set forth in these Terms shall be void and of no effect.

1.3

Vesting.

(a)

Such portion of the Restricted Shares shall be deemed vested and no longer subject to forfeiture under Section 1.4 hereof or the restrictions set forth in Section 1.2 hereof in accordance with the following schedule:

Vesting Date	Vesting Percentage
Prior to Third Anniversary of Date of Grant	0%
Third Anniversary of Date of Grant	100%

(b)

Notwithstanding paragraph (a) above, if both conditions of (i) and (ii) of this Section 1.3(b) are satisfied, the Participant shall be deemed vested in a number of Restricted Shares equal to 66-2/3% of the total number of Restricted Shares granted in the Certificate and such Shares shall no longer be subject to forfeiture under Section 1.4 hereof or the restrictions set forth in Section 1.2 hereof:

(i)  the Committee determines that the Fair Market Value of the Company’s Common Stock exceeds one hundred twenty percent (120%) of the Fair Market Value of the Company’s Common Stock on the Date of Grant (as specified in the Certificate) on at least twenty (20) business days during the fiscal quarter ending on December 31, 2010, and

(ii)  the Participant remains continuously employed with the Company, its Affiliates and/or its Subsidiaries from the Date of Grant through November 18, 2010 or until such time as the condition set forth in (i) above is met.

Any fractional share resulting from the above vesting calculation shall be rounded up to the next whole share.

(c)

Notwithstanding paragraph (a) above, upon a “Change of Control” of the Company, all rights of the Participant to the Restricted Shares that have not vested shall immediately vest and no longer be subject to forfeiture under Section 1.4 hereof or the restrictions set forth in Section 1.2 hereof.

1.4

Forfeiture.

(a)

Subject to Section 1.6 hereof, if prior to the date such Restricted Shares are deemed vested in accordance with the schedule in Section 1.3(a), (i) the Participant’s employment with the Company, its Affiliates and/or its Subsidiaries is terminated for any reason, including termination by reason of resignation, other than as specified in subsections (b) or (c) below, (ii) there occurs a material breach of these Terms by the Participant or (iii) the Participant fails to meet the tax withholding obligations described in Section 1.5(b) hereof, all rights of the Participant to the Restricted Shares that have not vested in accordance with Section 1.3 hereof as of the date of such occurrence shall terminate immediately and be forfeited in their entirety.

(b)

If (i) the Participant’s employment with the Company, its Affiliates and/or its Subsidiaries is terminated for any reason other than death, disability, retirement, resignation or other termination by the Participant, or discharge “for cause”, and (ii) such termination occurs after the second anniversary of the Date of Grant, the Participant shall be deemed vested in a pro rata portion of the Restricted Shares equal to the total number of Restricted Shares granted in the Certificate multiplied by the “Ratio,” and that number of Restricted Shares (to the extent not previously vested in accordance with Section 1.3) shall immediately vest and no longer be subject to forfeiture.  As used herein, “for cause” shall have the same meaning as the term “cause,” “for cause” or such similar term as defined in any agreement between the Company (or any such Affiliate or Subsidiary) and the Participant or, in the event no such agreement exists, based upon objective factors determined in good faith by the Company.  As used herein, “Ratio” shall mean a fraction, the numerator of which is the total number of full calendar months occurring between the Date of Grant and the date of the Participant’s termination of employment, and the denominator of which is thirty-six (36).  Any fractional share resulting from the above calculation shall be rounded up to the next whole share.  Any Restricted Shares not deemed vested in accordance with Section 1.3 hereof or this Section 1.4(b) shall terminate immediately and be forfeited in their entirety upon the Participant’s termination of employment with the Company, its Affiliates and/or its Subsidiaries.

(c)

In the event that the Participant’s employment with the Company, its Affiliates and/or its Subsidiaries, is terminated due to the Participant’s death or disability, all rights of the Participant (or, in the event of the Participant’s death, the Participant’s Beneficiary) to the Restricted Shares that have not vested shall immediately vest and no longer be subject to forfeiture.

(d)

In the event of any forfeiture under this Section 1.4 hereof, the certificate or certificates representing the forfeited Restricted Shares shall be canceled to the extent of any Restricted Shares that were forfeited.

(e)

The Participant expressly acknowledges that the Restricted Shares shall not be subject to accelerated vesting, settlement or other terms and conditions as may be provided in any other agreement between the Company and the Participant, including any employment, severance or other similar agreement, and that the vesting, forfeiture, settlement and all other terms and conditions of this Award of Restricted Shares shall be governed solely by the Certificate, these Terms and the Plan.  For purposes of clarification, each Participant who is party to an employment agreement with the Company as of November 18, 2008 specifically acknowledges that the provisions of Section 3.3.7 of the Participant’s employment agreement with the Company (or any similar provision of a successor agreement) shall not apply to the Restricted Shares.

1.5

Withholding.

(a)

The Committee shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Participant with respect to the Restricted Shares.

(b)

The Participant shall be required to meet any applicable tax withholding obligation in accordance with the provisions of Article 18 of the Plan.

(c)

The Committee shall be authorized, in its sole discretion, to establish such rules and procedures relating to the use of shares of Common Stock to satisfy tax withholding obligations as it deems necessary or appropriate to facilitate and promote the conformity of the Participant’s transactions under the Plan and these Terms with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, if such Rule is applicable to transactions by the Participant.

1.6

Committee’s Discretion.  Notwithstanding any provision of these Terms to the contrary, the Committee shall have discretion under Section 17.1 of the Plan to waive any forfeiture of the Restricted Shares as set forth in Section 1.4 hereof, the restrictions set forth in Section 1.2 hereof and any other conditions set forth in these Terms.

2.

REPRESENTATIONS OF THE PARTICIPANT

The Participant hereby represents to the Company that the Participant has read and fully understands the provisions of these Terms and the Plan and his or her decision to participate in the Plan is completely voluntary.  Further, the Participant acknowledges that the Participant is relying solely on his or her own advisors with respect to the tax consequences of this restricted stock award.

3.

NOTICES

All notices or communications under these Terms shall be in writing, addressed as follows:

To the Company:

Par Pharmaceutical Companies, Inc.

300 Tice Boulevard

Woodcliff Lake, NJ  07677

Attention:  General Counsel

To the Participant:

Address on file with the Company

Any such notice or communication shall be (a) delivered by hand (with written confirmation of receipt) or sent by a nationally recognized overnight delivery service (receipt requested) or (b) be sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt shall determine the time at which notice was given.

4.

ASSIGNMENT; BINDING AGREEMENT

These Terms shall be binding upon and inure to the benefit of the heirs and representatives of the Participant and the assigns and successors of the Company, but neither these Terms nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Participant.

5.

ENTIRE AGREEMENT; AMENDMENT; TERMINATION

These Terms and the Certificate represent the entire agreement of the parties with respect to the subject matter hereof.  The provisions of the Plan are incorporated in these Terms in their entirety.  In the event of any conflict between the provisions of these Terms and the Certificate and the Plan, the provisions of the Certificate or the Plan, as the case may be, shall control.  These Terms may be amended at any time by written agreement of the parties hereto.

6.

GOVERNING LAW

These Terms and their validity, interpretation, performance and enforcement shall be governed by the laws of the State of Delaware other than the conflict of laws provisions of such laws.

7.

SEVERABILITY

Whenever possible, each provision in these Terms shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of these Terms shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of these Terms shall remain in full force and effect.

8.

NO RIGHT TO CONTINUED EMPLOYMENT OR PARTICIPATION; EFFECT ON OTHER PLANS

These Terms shall not confer upon the Participant any right with respect to continued employment by the Company, its Affiliates or its Subsidiaries or continued participation under the Plan, nor shall it interfere in any way with the right of the Company, its Affiliates and its Subsidiaries to terminate the Participant’s employment at any time.  Payments received by the Participant pursuant to these Terms shall not be included in the determination of benefits under any pension, group insurance or other benefit plan of the Company, its Affiliates or any Subsidiaries in which the Participant may be enrolled or for which the Participant may become eligible, except as may be provided under the terms of such plans or determined by the Board.

9.

NO STRICT CONSTRUCTION

No rule of strict construction shall be implied against the Company, the Committee or any other person in the interpretation of any of the terms of the Plan, these Terms or any rule or procedure established by the Committee.

10.

USE OF THE WORD “PARTICIPANT”

Wherever the word “Participant” is used in any provision of these Terms under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Shares may be transferred by will or the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

11.

FURTHER ASSURANCES

The Participant agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements (including, without limitation, stock powers with respect to shares of Common Stock issued as a dividend or distribution on Restricted Shares) that may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of these Terms and the Plan.

IN WITNESS WHEREOF, the parties have duly executed these Terms, as of the day and year first above written.

PAR PHARMACEUTICAL COMPANIES, INC.

Thomas J. Haughey

Executive Vice President and General Counsel

PARTICIPANT

(Acceptance designated electronically at the

website of Smith Barney)